Exhibit 21.1

First Advantage Corporation Subsidiaries

First Advantage Corporation

FADV (Australia) PTY Limited
FADV B.V.
FADV Cooperatief UA
FADV European Data Center B.V.
FADV Malaysia Sdn. Bhd
Fastball Holdco, G.P. LLC
Fastball Holdco, L.P.
Fastball Parent, Inc.
First Advantage (Beijing) Co. Ltd
First Advantage (HK) Limited
First Advantage (Zhuhai) Co. Limited
First Advantage Acquisitions, Inc.
First Advantage Australasia Pty Ltd.
First Advantage Australia Pty Ltd.
First Advantage Background Services Corp.
First Advantage BackTrack Reports, LLC
First Advantage Bangladesh Ltd
First Advantage Canada, Inc.
First Advantage Intermediate Inc.
First Advantage Data Solutions, LLC
First Advantage Enterprise Screening Corporation
First Advantage Europe Ltd.
First Advantage Global Operating Center Private Limited
First Advantage Holdings, LLC
First Advantage Indian Holdings, LLC
First Advantage Japan K.K.
First Advantage Limited
First Advantage New Zealand Limited
First Advantage Occupational Health Services Corp.
First Advantage Philippines, Inc.
First Advantage Priderock Holding Company, Inc.
First Advantage Private Limited
First Advantage Pte. Ltd
First Advantage Quest Research Corporation
First Advantage Quest Research Group Ltd.
First Advantage Quest Research Limited
First Advantage Tax Consulting Services, LLC
First Advantage U.S., LLC
National Credit Audit Corporation
TP Verify Screening Services, LLP
Verify (Mauritius) Limited
Verify Limited